EXHIBIT 99.1

500 Linden Oaks
Rochester, New York 14625

VirtualScopics Reports Record Revenue
Second quarter 2009 revenue increases over 45%

ROCHESTER, NY – July 8, 2009 – VirtualScopics, Inc. (NASDAQ:  VSCP), a provider of quantitative imaging for clinical trials, today announced revenues for the second quarter ended June 30, 2009 exceeded $2.5 million, representing a greater than 45% increase over the comparable period in 2008.

“We are extremely pleased to deliver another quarter of record revenue growth,” stated Jeff Markin, President and Chief Executive Officer of VirtualScopics, Inc. “Our strong second quarter coupled with our solid financial performance in the first quarter, has resulted in top line growth of nearly 40% for the first six months of 2009.” He added, “The continued demand we’re seeing from our customers gives us confidence that we are on track to meet our financial targets for the remainder of 2009.”

VirtualScopics plans to report its complete second quarter 2009 financial results on Wednesday, August 12, 2009. Jeff Markin and Molly Henderson, Chief Business and Financial Officer, will provide a business update and discuss the second quarter results during the conference call on Thursday, August 13, 2009 at 11:00 a.m. EDT.

About VirtualScopics, Inc.
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development.  VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images.  In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster.  For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward-Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards in 2009, the risk that the Company will not meet its 2009 financial targets and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov.

CONTACT:         Company Contact:
Molly Henderson
Chief Business and Financial Officer
500 Linden Oaks
Rochester, New York 14625
(585)249.6231